Grant Park Fund

Class A, B, Legacy 1, Global 1 and Global 3 Units

Monthly Performance Report • December 2017



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GRANT PARK FUND®

DCM Brokers, LLC
Member FINRA/SIPC
Servicing Agent
555 W. Jackson Blvd., Ste 600
Chicago, IL 60661

Market Commentary: December 2017

Currencies: The U.S. dollar weakened in anticipation central banks will begin to reduce their monetary stimulus programs as global economic growth increases. The "commodity currencies" – the Australian, New Zealand, and Canadian dollars strengthened against the U.S. dollar due, in part, to rising oil prices.

Energy: Crude oil prices rose as global inventories fell. Natural gas prices declined due to the possibility of a warmer winter. Heating oil prices rose due to relatively tight supplies.

Equities: U.S. equity markets rose following the Federal Reserve's decision to raise rates and after Congress passed tax reform. The FTSE 100 Index rose after the U.K.'s quarterly GDP was stronger than expected. Other European equity markets moved lower as the European Central Bank left rates unchanged and separatists unexpectedly won regional elections in Catalonia.

Fixed Income: Fixed income prices were mixed, with shorter-term yields rising while longer-term yields fell, after the release of positive economic data and after the Federal Reserve interest rate hike.

Grains/Foods: Corn and wheat markets rose on strong export demand. Soybean markets declined in anticipation improved weather in Argentina could produce an oversupply of the crop. Cocoa prices declined as supply exceeded demand and growing conditions remained positive. Cotton prices rose on strong demand. Lean hog prices declined on oversupply concerns.

Metals: Gold and silver prices rose after the Federal Reserve raised interest rates. Base metal prices increased on strong demand.

A Units (Closed to New Investments)

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2017	-2.50%	3.64%	-2.06%	-1.69%	-0.64%	-4.12%	0.34%	2.63%	-3.93%	6.89%	-0.98%	-0.18%	**-3.12%**
2016	4.27%	2.95%	-3.01%	-2.03%	-2.12%	5.00%	1.93%	-3.14%	-2.00%	-3.64%	-0.69%	2.21%	**-0.78%**
2015	2.82%	-0.26%	0.36%	-4.01%	-1.46%	-4.64%	2.33%	-6.15%	3.09%	-2.29%	3.44%	-5.70%	**-12.41%**
2014	-4.77%	1.19%	-2.85%	0.12%	0.94%	0.56%	-0.89%	4.22%	2.23%	0.57%	4.92%	0.63%	**6.66%**
2013	1.47%	-2.86%	1.22%	1.01%	-2.83%	-3.12%	-0.24%	-2.22%	-0.87%	1.63%	2.24%	0.89%	**-3.84%**
2012	0.00%	0.80%	-2.21%	0.00%	6.19%	-4.88%	3.56%	-1.30%	-2.13%	-5.64%	-0.63%	0.52%	**-6.13%**

2000	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010	2011
10.97%	7.00%	15.25%	20.03%	-7.58%	-3.44%	9.11%	12.63%	19.91%	-9.23%	4.45%	-12.95%

B Units (Closed to New Investments)

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2017	-2.55%	3.59%	-2.11%	-1.74%	-0.69%	-4.18%	0.28%	2.57%	-3.99%	6.83%	-1.03%	-0.23%	**-3.75%**
2016	4.20%	2.94%	-3.09%	-2.08%	-2.17%	4.89%	1.87%	-3.20%	-2.05%	-3.69%	-0.74%	2.16%	**-1.48%**
2015	2.77%	-0.31%	0.31%	-4.07%	-1.51%	-4.69%	2.27%	-6.20%	3.03%	-2.35%	3.38%	-5.75%	**-12.97%**
2014	-4.83%	1.14%	-2.91%	0.06%	0.89%	0.53%	-0.95%	4.20%	2.19%	0.52%	4.87%	0.58%	**6.07%**
2013	1.42%	-2.91%	1.17%	0.96%	-2.88%	-3.18%	-0.30%	-2.28%	-0.93%	1.58%	2.19%	0.84%	**-4.44%**
2012	-0.06%	0.75%	-2.27%	-0.05%	6.13%	-4.93%	3.51%	-1.36%	-2.19%	-5.69%	-0.68%	0.46%	**-6.74%**

2003	2004	2005	2006	2007	2008	2009	2010	2011
7.66%	-8.40%	-4.25%	8.28%	11.76%	18.88%	-9.87%	3.80%	-13.52%

Legacy 1 Units

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2017	-2.31%	3.84%	-1.87%	-1.50%	-0.45%	-3.94%	0.53%	2.82%	-3.75%	7.10%	-0.79%	0.01%	**-0.86%**
2016	4.27%	3.05%	-2.61%	-1.85%	-1.93%	5.15%	2.12%	-2.96%	-1.81%	-3.45%	-0.50%	2.41%	**1.41%**
2015	2.91%	-0.04%	0.52%	-3.81%	-1.27%	-4.45%	2.52%	-5.97%	3.28%	-2.10%	3.64%	-5.51%	**-10.44%**
2014	-4.59%	1.39%	-2.66%	0.31%	1.08%	0.72%	-0.70%	4.33%	2.35%	0.75%	5.00%	0.73%	**8.64%**
2013	1.66%	-2.68%	1.40%	1.19%	-2.66%	-2.91%	-0.05%	-2.04%	-0.68%	1.79%	2.36%	1.06%	**-1.75%**
2012	0.18%	1.00%	-2.03%	0.18%	6.24%	-4.57%	3.73%	-1.10%	-1.93%	-5.45%	-0.44%	0.71%	**-3.96%**

2009	2010	2011
-3.39%	6.09%	-11.00%

Global 1 Units

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2017	-2.26%	3.78%	-1.80%	-1.44%	-0.39%	-3.83%	0.58%	2.88%	-3.70%	7.15%	-0.77%	-0.03%	**-0.40%**
2016	4.32%	3.16%	-2.36%	-1.79%	-2.24%	5.89%	2.18%	-2.94%	-1.78%	-3.37%	-0.44%	2.47%	**2.58%**
2015	2.98%	0.01%	0.56%	-3.84%	-1.27%	-4.43%	2.50%	-6.03%	3.26%	-2.09%	3.51%	-5.49%	**-10.46%**
2014	-4.59%	1.40%	-2.64%	0.36%	1.15%	0.76%	-0.66%	4.27%	2.39%	0.80%	5.31%	0.81%	**9.34%**
2013	1.69%	-2.63%	1.47%	1.22%	-2.61%	-2.83%	0.00%	-2.00%	-0.63%	1.77%	2.37%	1.16%	**-1.22%**
2012	0.39%	0.96%	-1.97%	0.27%	6.32%	-4.59%	3.85%	-1.15%	-1.85%	-5.36%	-0.43%	0.77%	**-3.30%**

2009	2010	2011
-4.32%	2.88%	-11.18%

Global 3 Units

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2017	-2.43%	3.60%	-1.96%	-1.61%	-0.56%	-3.99%	0.41%	2.70%	-3.87%	6.97%	-0.91%	-0.17%	**-2.34%**
2016	4.24%	3.05%	-2.54%	-2.01%	-2.41%	5.90%	2.01%	-3.11%	-1.92%	-3.51%	-0.61%	2.27%	**0.80%**
2015	2.83%	-0.14%	0.42%	-3.99%	-1.43%	-4.59%	2.33%	-6.18%	3.10%	-2.25%	3.39%	-5.70%	**-12.16%**
2014	-4.75%	1.23%	-2.81%	0.20%	1.00%	0.60%	-0.82%	4.19%	2.25%	0.65%	5.24%	0.66%	**7.46%**
2013	1.53%	-2.79%	1.30%	1.06%	-2.76%	-3.01%	-0.17%	-2.17%	-0.79%	1.64%	2.25%	1.01%	**-3.06%**
2012	0.22%	0.79%	-2.13%	0.10%	6.16%	-4.73%	3.66%	-1.31%	-2.00%	-5.52%	-0.60%	0.60%	**-5.19%**

2009	2010	2011
-6.04%	0.68%	-13.05%

A, B and Legacy Units

Trading Performance by Sector


20%
15%
10%
5%
0%
-5%
-10%
Currencies
Energy
Equity Indices
Fixed Income
Grains/ Foods
Metals
Dec
2017

Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Currencies	Energy	Equity Indices	Fixed Income	Grains/Foods	Metals
16%	15%	21%	21%	15%	12%

Global Units

Trading Performance by Sector


20%
15%
10%
5%
0%
-5%
-10%
Currencies
Energy
Equity Indices
Fixed Income
Grains/ Foods
Metals
Dec
2017

Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Currencies	Energy	Equity Indices	Fixed Income	Grains/Foods	Metals
16%	15%	22%	21%	15%	11%

Sector Positions at Month-End


Commodities 42%
Financials 58%
Energy 15%
Grains 15%
Metals 12%
Currencies 16%
Equities 21%
Fixed Income 21%
Jan 17
Feb 17
Mar 17
Apr 17
May 17
June 17
July 17
Aug 17
Sep 17
Oct 17
Nov 17
Dec 17
Short position
Long position

Understand your Risks

- Performance can be volatile and you could lose all or substantially all of your investment in the Grant Park Fund.
- No secondary market exists for Grant Park. Additionally, redemptions are prohibited for three months following subscription and may result in early redemption fees during the first year for some units.
- Trading in the futures markets, from a macro perspective, results in a zero-sum economic outcome, in that every gain is offset by an equal and opposite loss. Grant Park therefore bears the risk that, on every trade, whether long or short, it will incur the loss.
- Commodity futures trading may be illiquid.
- An investment in Grant Park is speculative and leveraged; as a result of this leverage, the velocity of potential losses may accelerate and cause you to incur significant losses.
- Grant Park pays substantial fees and expenses, including fees to its trading advisors, which must be offset by trading profits and interest income.
- Grant Park invests in foreign securities, which are subject to special risks, such as currency fluctuations, different financial and regulatory standards, and political instability.
- Grant Park's use of multiple trading advisors may result in Grant Park taking offsetting trading positions, thereby incurring additional expenses with no net change in holdings.
- You will have no right to participate in the management of Grant Park.
- The structure and operation of Grant Park involves several conflicts of interest.
- Your annual tax liability may exceed cash distributions to you.

Grant Park Fund At-A-Glance

Product	Legacy Units	Global Units		A and B Units
Class	1	1	3	Closed to New Investment
Account Type	Fee-based	Fee-based	Commission-based	
Minimum Investment	$10,000	$5,000	$5,000	
Retirement Account	$1,000	$1,000	$1,000	
Trading Strategy	Traditional, systematic, medium-to long-term trend-trading philosophy employed by Grant Park for the past 20 years.	Traditional, systematic, medium-to long-term trend-trading philosophy combined with a systematic, pattern recognition model focused on shorter timeframes.		
Breakeven Level	3.93%	3.32%	7.02%	
Redemptions	Monthly after 90 days	Monthly after 90 days	Monthly after 90 days	
Penalty	No	No	1.5% on a declining scale 0.5% per quarter	
Sectors Traded	6	6	6	
Eligibility	The Fund is registered in all states except New Mexico and Puerto Rico. Eligibility varies by state, but not less than $250k net worth or $70k net worth and $70k income. No investor should invest more than 10% of his/her net worth.	The Fund is registered in all states except New Mexico and Puerto Rico. Eligibility varies by state, but not less than $250k net worth or $70k net worth and $70k income. No investor should invest more than 10% of his/her net worth.		

Statistics

Statistics Since Inception - Class A Units[1] January 1989 - December 2017	
Total Fund Assets (A,B, Legacy, Global)	$113M
12-Month Return	-3.12%
Average 12-Month Return	13.10%
36-Month Cumulative Return	-15.80%
60-Month Cumulative Return	-13.64%
Compounded Annualized ROR	9.41%
3-Year Compounded Annualized ROR	-5.57%
5-Year Compounded Annualized ROR	-2.89%
10-Year Compounded Annualized ROR	-2.18%
Worst Drawdown (5/89 - 10/89)	-38.87%
Worst Drawdown Last 5 Years (12/08 - 9/17)	-36.68%
Average 1-month Gain	5.74%
Average 1-month Loss	-3.91%
# of Winning Months	177
# of Losing Months	171

Correlation Analysis: Class A Units[1] and S&P Total Return Index[2] January 2008 - December 2017		
↑ ↓	Moved in Opposite Directions	49%
↑ ↑	Positive Results for Both	32%
↓ ↓	Negative Results for Both	19%

[1] Class A Units are closed to new investment. New investors are expected to invest in the Legacy or Global units, which have lower fees and expenses.
[2] It is not possible to directly invest in an index.

Glossary

The following glossary may assist prospective investors in understanding certain terms used in this presentation; please refer to Appendix E in the prospectus for a more complete glossary of additional terms relevant to this offering:

Average 12-Month Return: The average (arithmetic mean) return of all rolling 12-month periods over the investment track record. This is calculated by summing all 12-month period returns and then dividing by the number of 12-month periods. This simple average does not take into account the compounding effect of investment returns.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Correlation: This is the tendency for the returns of two assets, such as a portfolio and an index, to move together relative to their average. The measurement of this statistic (the correlation coefficient) can range from -1 (perfect negative correlation, one goes up the other down) to 1 (perfect positive correlation, both moving in the same direction). A correlation of 0 means no relationship can be found between the movement in the index and the movement in the portfolio's performance.

Drawdown: A drawdown is any losing period during an investment's performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park's drawdowns are computed based on month-end equity values.

Net Asset Value per Unit: This is the total net asset value of a class of units divided by the aggregate number of units of such class outstanding as of the date noted.